EXHIBIT 10.6

          The Hashemite Kingdom of Jordan

          Ministry of Water & Irrigation


          Ref. No.    WZ/16/116

          Date    March 3rd, 2000

               Mr. Clark Vaught
               Chairman & CEO
               The Farwest Group, Inc.
               1665 East 18 Street
               Suite 113
               Tucson, AZ 85719
               USA

               Dear Mr. Vaught,

               It gives me great pleasure to inform you that His Excellency, the Prime Minster has given me the approval to proceed with implementing the proposal submitted by you to set up a brackish water desalination pilot plant using the Capacitive Deionization Technology (CDT) of the Farwest Group, Inc.

               As such, I would like to invite you to come to Amman at the earliest opportunity to finalize the details that would allow this project to become operational, as well as explore other avenues of mutual cooperation related to the water sector of the Hashemite Kingdom of Jordan.

               At your earliest convenience kindly confirm to us the specific dates of the visit.'

               Please accept my  sincere regards and  highest consideration
               and   again,  we   look  forward   a  long   and  successful
               collaboration between out two institutions.



               Respectively,

                /s/ Dr. Karnel Mahadin
               Dr. Karnel Mahadin, ASLA
               Minister of Water and Irrigation
          _________________________________________________________________
          Tel. 603100 - 683115 - 680100  Ex 680871 Tix. 22439 WAJ Jo. Cable
          : Water JO. P.O. Box 2412 - 5012 Amman - Jordan